Exhibit 99.1

Ampio Pharmaceuticals Announces Series D Preferred Stock Dividend to its Holders of Common Stock

ENGLEWOOD, Colo., May 26, 2023 – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) (the “Company”) today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series D Preferred Stock, par value $0.0001 per share, for each outstanding share of the Company's common stock held of record as of 5:00 p.m. Eastern Time on June 8, 2023. The shares of Series D Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on June 8, 2023. Shares of Series D Preferred Stock will be uncertificated and represented in book-entry form.

The outstanding shares of Series D Preferred Stock will vote together with the outstanding shares of the Company's common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series D Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series D Preferred Stock). The vote of each share of Series D Preferred Stock (or fraction thereof) entitled to vote on the specified matters will be cast in the same manner as the vote cast, if any, of the share of Common Stock (or fraction thereof) in respect of which such share of Series D Preferred Stock (or fraction thereof) was issued.

All shares of Series D Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any shares of Series D Preferred Stock (or fraction thereof) that have been so redeemed will not be deemed to be outstanding for the purpose of voting or determining the number of votes entitled to vote on any matter submitted to stockholders. Additionally, any outstanding shares of Series D Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company's Board of Directors or automatically upon the approval by the Company's stockholders of an amendment to the Company's certificate of incorporation effecting the reverse stock split at such meeting. After the redemption of the Series D Preferred Stock in full, the Company's capitalization structure will be as it was prior to the dividend of the Series D Preferred Stock, with the same number of common shares outstanding as were outstanding prior to the June 8, 2023 dividend of the Series D Preferred Stock, without giving effect to the reverse stock split, the issuance of common stock in connection with a stock option exercise or other sales of common stock by the Company.

The redeemed shares of Series D Preferred Stock will automatically retired and restored to the status of authorized but unissued shares of Preferred Stock.

Shares of Series D Preferred Stock will not be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company's common stock held by such holder. In that case, a number of one one-thousandth of a share of Series D Preferred Stock equal to the number of shares of the

Company's common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series D Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Caution Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this letter, including statements regarding our anticipated future clinical developments, future financial position, and plans and objectives of management for future operations, are forward-looking statements. Words such as “may”, “will”, “should”, “forecast”, “could”, “expect”, “suggest”, “believe”, “estimate”, “continue”, “anticipate”, “intend”, “ongoing”, “opportunity”, “potential”, “predicts”, “seek”, “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology, typically identify forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties including: we are dependent on the success of our OA-20X program and we cannot be certain that any preclinical data will support its further development; there can be no assurance that we will be successful in identifying or completing any strategic alternative or that any such strategic alternative will yield value for our stockholders; we may not be able to manage third parties to provide timely, high quality, and cost-effective services to us; our history of losses and our cash resources available to execute our business plan over the next twelve months raise substantial doubt about our ability to continue as a going concern; we are involved in legal proceedings that likely will adversely affect our financial position and our pursuit of strategic alternatives; we may need additional capital to fund our future operations, the development of the OA-20X program and any strategic transaction; we are dependent on adequate protection of our patent and proprietary rights; the price of our stock has been and may continue to be extremely volatile; if we cannot continue to satisfy the NYSE American continued listing requirements and rules, our securities may be delisted, which could negatively impact the price of our securities; and other risks described in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

For more information, contact:

Ampio Pharmaceuticals, Inc.

Michael Martino

Chief Executive Officer

mmartino@ampiopharma.com